EXHIBIT 10.1

STOCK AND TRADEMARK PURCHASE AND ASSIGNMENT AGREEMENT

This Stock and Trademark Purchase and Assignment Agreement (the “Agreement”) is entered into as of May 13, 2014 (the “Effective Date”) by and between Livewire Ergogenics, Inc., a Nevada corporation (“Livewire”), Apple Rush Company, Inc., a Texas corporation (“APRU”), and Robert J. Corr, an individual, Brandon B. Corr, an individual, Sharon S. Corr, an individual (Robert, Brandon and Sharon are sometimes referred to herein as the “Sellers” or the “Corrs”), Rush Beverage Company, an Illinois corporation (“RBC”) and Corr Brands, Inc., an Illinois corporation (“CBI”) with reference to the following facts:

RECITALS

A.           The Sellers collectively own 10,000,000 shares of Series A Preferred Stock issued to them by APRU (the “Preferred Stock”), with ownership of the Preferred Stock divided among the Corrs as follows; Robert J. Corr owns 1,500,000 shares of the Preferred Stock, Brandon B. Corr owns 4,000,000 shares of the Preferred Stock and Sharon S. Corr owns 4,500,000 shares of the Preferred Stock: and

B.           Brandon B. Corr owns the pending trademark applications for “Canna Rush” (USPTO serial # 86191009) and “Canna Bliss” (USPTO serial # 86209566) (the “Pending Trademarks”) and CBI owns the Apple Rush and Ginseng Rush trademarks (the “CBI Trademarks”); and

C.           Sellers desire to sell and assign the Preferred Stock to Livewire, Brandon B. Corr desires to assign the Pending Trademarks to APRU and CBI desires to enter into an agreement to license the CBI Trademarks to APRU. Livewire desires to purchase the Preferred Stock, have the Pending Trademarks assigned to APRU and have APRU enter into an agreement to license the CBI Trademarks..

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1. Representations and Warranties. (i) Each of the Sellers represent and warrant that they own their respective shares of Preferred Stock free and clear of all liens and encumbrances and each of them are fully authorized to enter into this Agreement to sell and assign to Livewire all right, title and interest in and to their respective shares of Preferred Stock, (ii) each of the Sellers, on behalf of themselves and any of their affiliates, represent and warrant that after the sale of the Preferred Stock to Livewire they do not have any rights of any kind, contingent or otherwise, to acquire preferred or common shares from APRU, (iii) each of the Sellers, on behalf of themselves and any of their affiliates, represent and warrant that they do not own any shares of preferred stock issued by Rushnet, Inc. (a Nevada corporation), and do not have any rights of any kind, contingent or otherwise, to acquire preferred or common shares from Rushnet, Inc., (iv) Brandon B. Corr represents and warrants that he owns the Pending Trademark applications and that he may assign such applications to APRU free and clear of all liens and encumbrances and that he is fully authorized to enter into this Agreement to assign all right, title and interest in and to the Pending Trademark applications to APRU, and (v) CBI represents that concurrent with the execution of this Agreement it shall enter into an agreement with APRU to license the CBI Trademarks to APRU.

2. Purchase Price. As payment in full for the Preferred Stock and the Pending Trademarks, Livewire shall pay $50,000 in cash to Brandon B. Corr, who shall receive such payment on behalf of all the Sellers (including Brandon B. Corr as owner of the Pending Trademarks) and shall issue, or cause to be transferred, to Brandon B. Corr (acting on behalf of all the Sellers) 4,000,000 shares of Livewire’s common stock, with restrictive legend (the $50,000 and the 4,000,000 shares are referred to as the “Consideration”). The Consideration, which each of the Corrs (including Brandon B. Corr individually as owner of the Pending Trademarks), do hereby represent and agree shall be payable to Brandon B. Corr on behalf of all the Corrs, shall be deemed payment in full for all of the shares of Preferred Stock owned by each of the Sellers and the assignment of the Pending Trademarks from Brandon B. Corr to APRU.

3.           Effect of Execution of this Agreement by the Parties. (i) Each of the Sellers agrees and understands that upon execution of this Agreement by the Parties, all right, title and interest in and to their respective shares of the Preferred Stock shall be transferred and assigned to Livewire as of the Effective Date and such transfer shall be irrevocable except in the case of Livewire failing to pay the consideration as set forth in section 4(c), and (ii) Brandon B. Corr understands and agrees that upon execution of this Agreement by the Parties, all right, title and interest he has in the Pending Trademark applications shall be transferred and assigned to APRU as of the Effective Date and such transfers shall be irrevocable except in the case of Livewire failing to pay the Consideration as set forth in section 4(c).

4.           Covenants.

(a) Each of the Sellers covenant that in conjunction with the execution of this Agreement they shall provide to Tony Torgerud (President of APRU) the original certificates representing their respective shares of the Preferred Stock (if any certificate has been lost, then the parties shall execute and deliver whatever documentation that the transfer agent requires to cancel the lost certificate and re-issue a new one to Livewire). In addition, the Corrs shall execute and provide to Livewire whatever documentation required by APRU’s transfer agent which may be necessary for the Transfer Agent to effectuate the transfer of the Preferred Shares to Livewire, provided however, the Parties agree and understand that this Agreement itself serves to transfer and assign all right, title and interest in and to the Preferred Shares which transfer is irrevocable except in the case of Livewire failing to pay the Consideration as set forth in section 4(c). Notwithstanding the fact that this Agreement serves to assign all right, title and interest in and to the Preferred Stock to Livewire, each of the Sellers covenant that they shall execute such further documentation necessary in order to effectuate the transfer of the Preferred Stock on the records of APRU’s Transfer Agent.

(b) Brandon B. Corr covenants that he shall execute any document, perform any act or take any action necessary to effect the assignment of the Pending Trademark applications to APRU, provided however, Mr. Corr agrees and understands that this Agreement itself serves to transfer and assign all right, title and interest in and to the Pending Trademark applications, which transfer is irrevocable except in the case of Livewire failing to pay the Consideration as set forth under section 4(c). Notwithstanding the fact that this Agreement serves to assign all right, title and interest in and to the Pending Trademarks to APRU, Mr. Corr covenants that he shall execute such further documentation necessary in order to effectuate the transfer on the records of the USPTO and hereby explicitly disclaims any interest of any kind in the Pending Trademark applications, other than as assignor to APRU, which disclaimer shall become effective as of the Effective Date. Further, such disclaimer shall be irrevocable under any circumstances other than in the case of Livewire failing to pay the Consideration as set forth under section 4(c). In addition, Robert J. Corr and Sharon S. Corr each covenant that they have no interest of any kind in the Pending Trademark applications and hereby explicitly disclaim any interest of any kind in the Pending Trademark applications..

(c) Livewire covenants that upon receipt by Mr. Torgerud of the Preferred Stock it shall pay the Consideration by promptly wire transfering $50,000 to Brandon B. Corr (as instructed by Mr. Corr) and promptly causing the issuance or transfer of 4,000,000 shares of Livewire common stock to Brandon B. Corr within 10-business days of the Effective Date.

(d) Concurrent with this Agreement, APRU shall enter into a consulting agreement with CBI.

(e) The Parties agree that neither this Agreement nor any of the terms or covenants contained herein may be cancelled, terminated, rescinded or revoked once this Agreement has been executed for any reason other than (i) the failure of Livewire to pay the Consideration as required under section 4(c) within 10-business days of the Effective Date, (ii) the failure of the Corrs to perform as required under section 4(a) within 10-business days of the Effective Date, or (iii) the failure of Brandon B. Corr to perform as required under section 4(b) within 10-business days of the Effective Date. If any Party desires to invoke this provision for the purpose of canceling, terminating, rescinding or revoking this Agreement it must do so by giving notice to the other party of such intent and such notice must give the other Party at least 5-business days to cure their default (the time to cure begins one day after the notice has been sent to the defaulting Party). Any notice provided for under this provision may only be sent by either fax, email or overnight mail. This provision shall not be construed to automatically cancel, terminate, rescind or revoke this Agreement without notice pursuant to the procedures set forth in this provision. Nothing contained in this provision or this Agreement shall prevent a Party from waiving, or extending the time, for a defaulting Party to comply with its obligations set forth in this provision and nothing contained in this provision or this Agreement shall prevent a party, or serve to replace a party’s right, to seek (as an alternative to cancellation, termination, rescission or revocation) injunctive relief or specific performance in order to have a Court require that a defaulting party perform as required under this Agreement or to comply with its terms.

(f) The Parties shall take all necessary steps and undertake to do all such acts and take all such actions necessary to insure their compliance with their obligations set forth in this Agreement.

5.           Definitions. In addition to the definition of the term “affiliate” as set forth under Rule 144(a)(1) and (2), for purposes of this Agreement, RBC and CBI shall be deemed as “affiliates” of each of the Corrs and each of the Corrs are deemed as affiliates of one another .

6.           Attorneys’ Fees.  In the event any dispute arises under this Agreement and the parties hereto resort to litigation to resolve such dispute, the prevailing party in any such litigation, in addition to all other remedies at law or in equity, shall be entitled to an award of costs and fees from the other party, which costs and fees shall include, without limitation, reasonable attorneys’ fees and legal costs.

7.           Choice of Law; Venue.  This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California and the federal law of the United States without reference to principles of conflicts of law.  The parties agree that, in the event of any dispute arising out of this Agreement or the transactions contemplated thereby, venue for such dispute shall be in the state or federal courts located in San Diego, California, and that each party hereto waives any objection to such venue based on forum non conveniens.

8.           Modification of Statute of Limitations. Notwithstanding any state, federal or other statute of limitations of longer duration to the contrary, the parties agree that any action to resolve a breach of this Agreement shall be commenced no later than six (6) months from the date of such breach.

9.           Severability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Agreement and shall not affect the validity or enforceability of the remaining provisions.

10.          Neutral Interpretation.  The Parties shall be deemed to have cooperated in the drafting and preparation of this Agreement.  Hence, any construction to be made of this Agreement shall not be construed against any Party.

11.           Advice of Counsel.  Each Party to this Agreement acknowledges that it has had the benefit of advice of competent legal counsel or the opportunity to retain such counsel with respect to its decision to enter into this Agreement.  The individuals whose signatures are affixed to this Agreement in a personal or representative capacity represent that they are competent to enter into this Agreement and are doing so freely and without coercion by any other Party or non-party hereto.

12.           Further Assurances.  Each party shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

13.           Counterparts/Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

IN WITNESS WHEREOF, the parties hereto have executed this Stock and Trademark Purchase and Assignment Agreement as of the day and year first written above.

Livewire Ergogenics,Inc.
a Nevada corporation

By: ________________________________
       Bill Hodson, CEO

[Signatures Continued on Next Page]

Apple Rush Company.
a Texas corporation

By: ________________________________
      David E. Torgerud, President

Robert J. Corr,
an individual

By: ________________________________
       Robert J. Corr

Brandon B. Corr,
an individual

By: ________________________________
     Brandon Corr

Sharon S. Corr,
an individual

By: ________________________________
       Sharon S. Corr

Rush Beverage Company,
an Illinois corporation

By: ________________________________
       Robert J. Corr, President

Corr Brands, Inc.,
an Illinois corporation

By: ________________________________
       Brandon B. Corr, President